WENDY E. MILLER, ESQ.

July 7, 2005

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Merchandise Creations, Inc.

Dear Sir or Madam:

I have acted as special counsel for Merchandise Creations, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement"), expected to be filed on or after April 20, 2005, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 593,000 shares of the Company's common stock (the "Common Stock").  Such shares are to be issued under the Registration Statement, and the related Prospectus to be filed with the Commission.  The details of the offering are described in the Registration Statement on Form SB-2, and amendments to be made thereto.

I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of my opinion hereinafter expressed.  I have done so in light of Nevada Revised Statutes Chapters 78 and 90, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.  In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.  The instruments, document and records I have examined include, among other items, the following:

1.	The Registration Statement;
2.	The Articles of Incorporation of the Company, as amended to date;
3.	The Bylaws of the Company, as amended to date; and
4.	Copies of Executed Subscription Agreements.

To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement.  I know of no disputes involving the Company and the Company has no claim, actions or inquiries from any federal, state or other government agency, other than as set forth in the registration statement.  I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonable incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer.  This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

Based on my examination and the applicable laws and judicial interpretations of the State of Nevada, I am of the opinion that 593,000 Shares of common stock of the Company to be sold by the Selling Shareholders are duly authorized Shares of common stock, which are legally issued, fully paid and non-assessable.

25498 Eastbluff Drive #437, Newport Beach, California 92660

Telephone: (702) 265-5680 * Facsimile: (949) 625-8885

United States Securities and Exchange Commission

07/07/2005

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented.  In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                                                            Sincerely,

                                                                                            /s/Wendy Miller, Esq.

                                                                                            Wendy E. Miller, Esq.